UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-220646	81-4112948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 250

Irvine, California 92612

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2024, a subsidiary of Strategic Student & Senior Housing Trust, Inc. (the “Registrant”) executed an agreement of purchase and sale (the “Fayetteville Sale Agreement”) with Virtus Real Estate, LLC (“Virtus”) for the sale of the Registrant’s student housing property located in Fayetteville, Arkansas (the “Fayetteville Property”). The buyer of the Fayetteville Property will be a subsidiary of a proposed joint venture (the “Joint Venture”) between an affiliate of Virtus and an affiliate of our sponsor, Strategic Asset Management I, LLC (“SAM”). It is expected that the Virtus affiliate will own 95% and the SAM affiliate will own 5% of the Joint Venture. In addition, it is expected that SAM affiliates will serve as (i) the manager of the Joint Venture and (ii) the property manager of the Fayetteville Property on behalf of the Joint Venture. The information in this Item 1.01 description is qualified in its entirety by the full Fayetteville Sale Agreement which is attached as Exhibit 10.1 hereto.

The sale price for the Fayetteville Property is approximately $72.25 million, less closing costs. Virtus has made an earnest money deposit of $750,000 in connection with the execution of the Fayetteville Sale Agreement. The Fayetteville Property was purchased by the Registrant in the second quarter of 2017 for a purchase price of approximately $57 million, excluding acquisition costs. The Registrant anticipates that the net proceeds from the sale of the Fayetteville Property will be primarily used to repay two loans, the mortgage loan encumbering the Fayetteville Property (approximately $34.5 million) and the KeyBank Bridge Loan (approximately $25.5 million), and the remainder of the net proceeds will be used for other corporate purposes, including but not limited to reimbursement of fees and expenses owed to the advisor of the Registrant, a subsidiary of SAM, and distributions to stockholders. The sale is anticipated to close in the third quarter of 2024. The Fayetteville Sale Agreement is subject to various contingencies, and the Registrant cannot provide any assurance whether or when this transaction will occur.

Item 7.01.	Regulation FD Disclosure.

On June 13, 2024, the Registrant issued the letter to stockholders that is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure (including Exhibit 99.1) is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Fayetteville Sale Agreement

99.1	Letter to Stockholders (furnished only)

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish such omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC.

Date: June 13, 2024	By:	/s/ John Strockis
John Strockis
Chief Executive Officer and President